Exhibit 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
I, Varun Krishna, certify that:
1.I have reviewed this Annual Report on Form 10-K/A of Rocket Companies, Inc. (the “Registrant”) for the annual period ended December 31, 2024;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2025	By:	/s/ Varun Krishna
Name: Varun Krishna
Title: Chief Executive Officer